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        SNODGRASS
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        CERTIFIED PUBLIC ACCOUNTANTS
        AND CONSULTANTS




                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



We consent to the use in this Registration Statement of Nittany Financial Corp. on Form SB-2 of our report dated January 31, 2003, on the consolidated financial statements of Nittany Financial Corp. for the years ended December 31, 2002 and 2001. We also consent to references to us under the heading "Experts" in the Registration Statement on Form SB-2.


/s/S.R. Snodgrass, A.C.

Wexford, Pennsylvania
June 9, 2003


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S.R. Snodgrass, A.C. - 1000 Stonewood Drive, Suite 200 - Wexford, Pennsylvania 15090-8399
Phone: (724) 934-0344 - Facsimile: (724) 934-0345
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